Exhibit 99.1

ASTROTECH REPORTS SECOND QUARTER OF FISCAL YEAR 2016 FINANCIAL RESULTS
Austin, Texas - February 9, 2016 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the second quarter of fiscal year 2016 as of December 31, 2015.

“During the second quarter of fiscal year 2016, our technologies garnered additional validation,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “1st Detect is meeting and exceeding milestones related to the next generation chemical detector (NGCD) program. The engineering team remains focused on satisfying application specific chemical detection objectives for customers and development partners.”

Astral Color ICE™ technology was selected by a worldwide technology leader in the media and entertainment sector to perform film restoration. “We are excited about the engagement and the market opportunity,” said Rajesh Mellacheruvu, COO of Astrotech Corporation. “As the demand for ultra-high definition, high-dynamic range 4K resolution format increases, we expect to expand Astral’s use among digital media and entertainment post-production houses and studios.”

Second Quarter Fiscal Year 2016 Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of contract revenue and the continued transition from a research company to an operating company.

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Revenue was $927 thousand, reflecting 1st Detect’s income from research-based, fixed-price, government-related subcontracts of $685 thousand and from the manufacturing sales of space-grade handrails, a legacy business, of $242 thousand.

•	Gross profit was $295 thousand, or 32%, which reflects the benefit from the higher margin handrail sales.

•	Loss from continuing operations before income taxes was $2.6 million, compared to $3.0 million in the second quarter of fiscal year 2015. This decrease is the result of the aforementioned revenue.

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Astrotech held $32.2 million in cash, investments, and an indemnity receivable at the quarter close. Management continues to expect to receive the full indemnity receivable of $6.1 million by the end of February 2016, and, as of February 8, was not aware of any claims against this receivable.

•	Astrotech Corporation had no debt at December 31, 2015.

•	The Board extended the share repurchase plan of up to $5 million of the Company’s outstanding common stock through December 31, 2016.

Technology Highlights

•	1st Detect received three U.S. patents during the second quarter. The total at January 31, 2016 reached 14 U.S. and nine international issued and 10 U.S. and 16 international pending.

•	1st Detect launched its new iONTRAC Process Chemical Analyzer at the Gulf Coast Conference where it contributed five technical programs in October.

•	Astral Images signed a contract with a worldwide technology leader in the media and entertainment sector to use Astral Color ICE™ as part of its workflow to restore film.

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Astrogenetix continued its long-term efforts to use the unique power of microgravity to develop a novel vaccine and therapeutic products, and, in conjunction with NASA, continued the pursuit of an investigational new drug application with the Food and Drug Administration for Salmonella.

About Astrotech Corporation

Astrotech Corporation (NASDAQ: ASTC) identifies and commercializes emerging disruptive technologies through its closely held subsidiaries. Management sources investment opportunities from various government laboratories, agencies, universities, and corporations, as well as through its own internal research. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers that streamline processes for industrial use in the airport security, food and beverage, semiconductor, pharmaceutical, research and environmental markets, and the military. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact
Eric Stober
Chief Financial Officer
Astrotech Corporation
(512) 485-9530

Investor Relations Contact
Cathy Mattison and Kirsten Chapman
LHA
(415) 433-3777
ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Revenue	$927	$4	$927	$324
Cost of revenue	632	4	632	281
Gross profit	295	—	295	43
Operating expenses:
Selling, general and administrative	1,671	2,012	3,957	3,972
Research and development	1,326	984	2,590	1,676
Total operating expenses	2,997	2,996	6,547	5,648
Loss from operations	(2,702)	(2,996)	(6,252)	(5,605)
Interest and other expense, net	94	24	193	36
Loss from continuing operations before income taxes	(2,608)	(2,972)	(6,059)	(5,569)
Income tax benefit (expense)	—	734	(2)	2,059
Loss from continuing operations	(2,608)	(2,238)	(6,061)	(3,510)
Discontinued operations
Income from discontinued operations	—	—	—	1,303
Income tax expense	—	(184)	—	(2,562)
Gain on sale of discontinued operations	—	—	—	25,630
(Loss) income from discontinued operations	—	(184)	—	24,371
Net (loss) income	(2,608)	(2,422)	(6,061)	20,861
Less: Net loss attributable to noncontrolling interest	(82)	—	(171)	—
Net (loss) income attributable to Astrotech Corporation	(2,526)	(2,422)	(5,890)	20,861
Less: Deemed dividend to State of Texas	—	—	—	531
Net (loss) income attributable to common stockholders	$(2,526)	$(2,422)	$(5,890)	$20,330

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(2,526)	$(2,238)	$(5,890)	$(3,510)
(Loss) income from discontinued operations, net of tax	—	(184)	—	24,371
Net (loss) income attributable to Astrotech Corporation	$(2,526)	$(2,422)	$(5,890)	$20,861

Weighted average common shares outstanding:
Basic and diluted	20,701	19,637	20,703	19,593

Basic and diluted net (loss) income per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.12)	$(0.11)	$(0.28)	$(0.20)
Net (loss) income from discontinued operations	—	(0.01)	—	1.24
Net (loss) income attributable to Astrotech Corporation	$(0.12)	$(0.12)	$(0.28)	$1.04

Other comprehensive (loss) income, net of tax:
Available-for-sale securities:
Net unrealized loss, net of tax benefit of $40, $0, $73, and $0	$(74)	$—	$(135)	$—
Reclassification adjustment for realized losses included in net (loss) income, net of taxes of $2, $0, $5, and $0	5	—	9	—
Total comprehensive (loss) income	$(2,595)	$(2,422)	$(6,016)	$20,861

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31, 2015	June 30, 2015

Assets
Current assets
Cash and cash equivalents	$2,145	$2,330
Short-term investments	18,192	23,161
Accounts receivable, net of allowance	143	198
Inventory	1,232	509
Indemnity receivable	6,100	6,100
Prepaid expenses and other current assets	475	296
Total current assets	28,287	32,594
Property and equipment, net	3,572	3,108
Long-term investments	5,768	8,516
Total assets	$37,627	$44,218

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$409	$398
Accrued liabilities and other	1,483	1,801
Income tax payable	—	190
Total current liabilities	1,892	2,389
Other liabilities	130	101
Total liabilities	2,022	2,490

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized; no shares issued and outstanding, at December 31, 2015 and June 30, 2015	—	—
Common stock, no par value, 75,000,000 shares authorized; 21,864,548 shares issued at December 31, 2015 and June 30, 2015, respectively; 20,700,673 and 20,743,973 shares outstanding at December 31, 2015 and June 30, 2015, respectively	189,185	189,007
Treasury stock, 1,163,875 and 1,120,575 shares at cost at December 31, 2015 and June 30, 2015, respectively	(2,789)	(2,672)
Additional paid-in capital	1,210	1,139
Accumulated deficit	(151,912)	(146,022)
Accumulated other comprehensive loss	(217)	(23)
Equity attributable to stockholders of Astrotech Corporation	35,477	41,429
Noncontrolling interest	128	299
Total stockholders’ equity	35,605	41,728
Total liabilities and stockholders’ equity	$37,627	$44,218